                                 LEASE AGREEMENT


     This LEASE AGREEMENT (hereinafter called "LEASE") made as of the 1st day of August, 1997, by and between: Lawin Enterprises, LLC, a Minnesota Corporation (hereinafter called "Landlord"), and Advanced UroScience, Inc. (hereinafter called "Tenant").

WITNESSETH

IN CONSIDERATION OF THE TERMS AND CONDITIONS IN THIS LEASE; the parties hereto mutually agree and covenant as follows:

DATA SHEET

     (1) PREMISES: The area set forth on Exhibit "A" hereto, and described thereon, located in the Lawin Enterprises Building, in the Township of White Bear Lake, State of Minnesota, Ramsey County, with a street address and suite number of 1290 Hammond Road, Suite 100, St. Paul, Minnesota 55110.

     (2) TERM: Five (5) years, commencing on August 1, 1997, (hereinafter referred to as the Commencement Date) and terminating on August 1, 2002, (hereinafter referred to as the Termination Date).

     (3)  DELIVERY DATE:  August 1, 1997.

     (4)  PERMITTED USE:  The Premises shall be used by the Tenant solely for:
Office, Manufacturing and Distribution uses.

     (5) TENANT NAME: Tenant shall operate and do business in the Premises and all signs and advertising shall be under the trade name: Advanced UroScience, Inc. Any signage displayed by Tenant shall be subject to prior approval of Landlord, which shall not be unreasonably withheld.

     (6) ANNUAL RENT: Tenant shall pay annual rent during the term of this Lease as specified on Exhibit "B" Annual Rent. Payment of rent will be made in equal monthly installments as provided in Article 3.

Tenant shall be responsible for all utilities charges related to the Premises.

     (7)  SECURITY DEPOSIT:  Not applicable.

     Each reference in this Lease to any of the data contained in this Data Sheet shall be construed to incorporate the data stated under that title.

                                    ARTICLE 1
                                DEMISED PREMISES

     Landlord does hereby demise and lease to Tenant the premises shown on Exhibit "A", hereto attached and described thereon and made a part hereof.

                                    ARTICLE 2
                                      TERM

     TO HAVE AND HOLD for a Term beginning at the Commencement Date as set forth on the Data Sheet of this Lease Agreement and continuing until the Termination Date as set forth on said Data Sheet.

                                    ARTICLE 3
                          RENTS, UTILITIES AND INTEREST

     Tenant covenants and agrees to pay Landlord, without set-off, deduction or demand, at the address set out in the heading of this Lease, or at such other place as Landlord may designate in writing to Tenant, rental at the following rates and times:

     (a) Annual Rent: Tenant shall pay annually during the Term of this Lease the sum specified on Exhibit "B" Annual Rent, which sum shall be payable in equal monthly installments, on or before the first day of each month, in advance.

     (b) Other Charges; Utilities: Tenant shall pay utilities (including heat, air-conditioning, gas, water, sewer and electricity) permitted to be imposed against Tenant under any Article of this Lease concurrently with the next succeeding monthly installment of Annual Rent following notice of the same, unless a different time for such payment is specified in this Lease.

     (c) Interest: Any amount due from Tenant to Landlord under this Lease which is not paid when due shall bear interest at the highest legal rate from the date due until paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest accrued. No interest shall begin to accrue until ten (10) days after written notice by Landlord to Tenant, and then only if Tenant has failed to pay such rent.

                                    ARTICLE 4
                           CONSTRUCTION, IMPROVEMENTS

     (a)  Parking Facilities

     Landlord shall provide reasonable parking space for Tenant's needs. Tenant shall have use of twenty-five (25) parking spaces during Tenant's normal business hours.

     (b)  Improvements

     Tenant shall have the right to make leasehold improvements consistent with its business. All improvements must be approved by the Landlord, which shall not be reasonably withheld.

                                    ARTICLE 5
                                     DAMAGES

     The Tenant shall have no claim whatsoever for damages against Landlord for any delay in the date on which the premises shall be ready for occupancy for Tenant.

                                    ARTICLE 6
                              CONDITION OF PREMISES

     (a) Tenant's taking of possession of the premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition, unless Tenant gives Landlord notice of any problems or defects in writing, within sixty (60) days after August 1, 1997.

     (b) Landlord represents, warrants, and covenants that the premises and the building are of good quality, comply with applicable laws and regulations, and that all structural features and functional systems are in good condition.

                                    ARTICLE 7
                                  COMMON AREAS

     (a) Landlord hereby grants to Tenant, its employees, agents, customers and invitees, the non-exclusive right for and during the term of this Lease and any renewal thereof to use the parking area, lunch room, and other common areas from time to time constituted, such use to be common with Landlord and all tenants of Landlord from time to time, its and their employees, agents, customers and invitees, except when the same are being repaired.

     (b) Landlord agrees to manage, operate and maintain during the term of this Lease and any renewal thereof, all parking areas, roads, sidewalks, landscaping, draining and the exterior of the building. The manner in which such areas and facilities shall be maintained and the expenditures therefore shall be at the sole discretion of Landlord. However, Landlord will maintain such area in a first class manner. Tenant shall be responsible to pay its pro rata share of all Common Area expenses. Tenant will be billed, on a monthly basis, an estimated

Common Area expense and at the end of each year will receive a final bill or refund for Common Area expense(s).

                                    ARTICLE 8
                                      TAXES

     Tenant shall pay it's pro rata share of taxes and assessments against the land, building or improvements to the building that are levied or assessed by any lawful authority during each calendar year during the Term of this Lease.

                                    ARTICLE 9
                   LANDLORD WARRANTIES AND LEASE SUBORDINATION

     Landlord hereby warrants, so long as Tenant shall perform each and every covenant to be performed by Tenant hereunder, Tenant shall have peaceful and quiet use and possession of the Premises without hindrance on the part of the Landlord or others, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and possession.

     Landlord reserves the right to subordinate or sell this Lease at all times to any other party the lien of any mortgage, or mortgages, trust deed or trust deeds now or hereafter placed upon the premises, and Tenant covenants and agrees to execute and deliver, upon demand, such reasonable further instruments subordinating this Lease to the lien of any such mortgage, mortgages, trust deed or trust deeds as shall be reasonably desired by Landlord, or any mortgagees or proposed mortgagees or trustees under trust deeds. Landlord shall pay Tenant's reasonable fees for legal review each time such subordination is requested. Landlord shall furnish Tenant evidence that Tenant shall have the right to remain in possession of the Premises under the terms of this Lease and Tenant's quiet enjoyment of the Premises shall not be adversely affected, not withstanding any default in any such mortgage, mortgages, trust deed or trust deeds, or after foreclosure thereof, so long as tenant is not in default under any of the covenants, conditions, and agreements contained in this lease.

     Not withstanding anything herein contained to the contrary, Tenant's obligations herein shall not be terminated or mitigated in any way by reason of the foreclosure of any mortgage of the Landlord or its successor in title.

                                   ARTICLE 10
                       REPAIR AND MAINTENANCE OF PREMISES

     Except for any structural matters, roof and exterior walls, Tenant shall, at Tenant's expense at all times keep the demised premises and appurtenances thereto in good order, condition, and repair, clean and sanitary and safe, including the replacement or maintenance of heating, ventilation, air conditioning, electricals, plumbing, interior equipment, interior fixtures, and all broken glass

(with glass of the same size and quality) and shall repair and replace all doors, windows, frames and related items in a manner satisfactory to Landlord.

                                   ARTICLE 11
                               DAMAGE TO PREMISES

     In case the premises are damaged by fire, explosion or other casualty or occurrence to the extent of twenty-five percent (25%) or less of the insurable value of the premises, the damage shall promptly be repaired by Landlord at Landlord's expense in no event longer than 90 days after the casualty event. In the event the premises shall be damaged to the extent of more than twenty-five (25%) of the insurable value, or the building of which the premises are a part is damaged to the extent of twenty-five (25%) or more of the insurable value, Landlord may elect either to repair or rebuild the premises or the building or to terminate this Lease upon giving notice of such election in writing to Tenant within thirty (30) days after the happening of the event causing the damage. Tenant shall have the same right to elect termination of this Lease. If the casualty or the repairing or rebuilding shall render the premises untenantable in whole or in part, a proportionate abatement of the minimum annual rent shall be allowed from the date when the damage occurred until the date when the premises are again made tenantable, or until the effective date of termination as herein provided, said abatement to be computed on the basis of the relation which the square foot area of the space rendered untenantable bears to the aggregate square footage of area of the premises. Landlord shall take reasonable steps to promptly repair all damage. Tenant may elect to terminate this Lease if repairs are not completed within ninety (90) days after the casualty event.

                                   ARTICLE 12
                                 TRADE FIXTURES

     All trade fixtures owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term, provided Tenant shall not, at such time, be in default under any covenant or agreement contained herein; and provided further that Tenant repair any damage to the Premises caused by the removal of said fixtures.

                                   ARTICLE 13
                                      LIENS

     Tenant agrees to promptly pay for any work done or material furnished in or about the premises and will not permit or suffer any lien to be attached to the premises and shall promptly cause any such lien or any claim therefore to be released; provided however, that in the event Tenant contests any such claim, Tenant agrees to indemnify and secure Landlord to Landlord's satisfaction.

Tenant shall have no authority or power, express or implied, to create or cause any lien, charge or encumbrance of any kind against the Premises.

                                   ARTICLE 14
                     LAWS, ORDINANCES AND GENERAL CONDITIONS

     Tenant agrees to promptly comply with all laws, ordinances, orders and regulations affecting its business and the premises and the cleanliness, safety, operation and use thereof. Tenant also agrees to comply with the recommendations of any insurance company, inspection bureau or similar agency with respect to the premises.

     Tenant agrees not to: (a) permit any unlawful or immoral practice to be carried on or committed on the premises; (b) make any use or allow the premises to be used in any manner or for any purpose that might invalidate or increase the rate of insurance thereof: (c) keep or use or permit to be kept or used on said demised premises any inflammable fluids or explosives without the written permission of the Landlord first obtained; (d) use the premises for any purpose whatsoever which might create a nuisance or injure the reputation of the leased premises or of the premises; (e) deface or injure the building premises; (f) overload the floors; or (g) commit or suffer any waste. Tenant agrees to pay as additional rent any increase in cost of insurance on the building or premises to Landlord or the owner of same as a result of any unauthorized use of the premises by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of its right to enforce all of the covenants and provisions of this Lease.

     Tenant agrees not to install any electrical equipment that overloads lines in the premises. In connection with the installation or use of the electrical equipment Tenant shall at Tenant's own expense make from time to time whatever changes are necessary to comply with the requirements of the insurance underwriters, governmental authorities, or of insurance inspectors designated by Landlord. Tenant agrees not to use any electrical equipment that contains a heating element unless same is connected and operated in compliance with the underwriters' specifications.

     Landlord reserves the right at any time to change the name of the building in which the leased premises are located and to change the address or designation of the leased premises.

                                   ARTICLE 15
                                    INSURANCE

     (a) Tenant agrees to carry during the term hereof public liability insurance for the premises written by a company satisfactory to Landlord providing coverage in the minimum amount of Two Hundred Thousand Dollars ($200,000.00) against liability for injury to or death of any one person and Two

Hundred Thousand Dollars ($200,000.00) against liability arising out of any one accident or occurrence, and also Two Hundred Thousand Dollars ($200,000.00) against liability arising out of any property damage; Tenant shall also provide property insurance upon the demised premises in an amount not less than Two Hundred Thousand Dollars ($200,000.00); said insurance shall include Landlord, its agents, beneficiaries and employees as additional insured parties and shall provide that Landlord shall be given a minimum of ten (10) days notice by the insurance company prior to cancellation, termination or change of such insurance. Upon request by Landlord, Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

                                   ARTICLE 16
                                 INDEMNIFICATION

     Except for matters related to Landlord's negligence or defects in the building, Tenant agrees to indemnify, defend and hold harmless Landlord, its agents, beneficiaries and employees, from and against all claims, liabilities, losses, damages and expenses for injury to or death of any person or loss of or damage to property in or upon Premises and including the person and property of Tenant, its employees, agents, invitees, licenses or others, it being understood and agreed that all property kept, stored or maintained in or upon the premises, shall be at the risk of Tenant.

     If any damages to the Premises or other property of Landlord results from any act or neglect of Tenant, its agents or employees, Landlord may at its option repair such damages, and Tenant shall promptly on demand reimburse Landlord for the cost thereof to the extent costs are not covered by insurance.

     The provisions of this Article shall not be deemed to exempt Landlord from liability for negligence of Landlord, its agents, servants or employees.

                                   ARTICLE 17
                                  CONDEMNATION

     If the premises or any substantial part thereof shall be taken under eminent domain proceedings, either party may at its option terminate this Lease as of the date when possession is taken. All damages awarded for such taking shall belong to and be the property of Landlord.

     The Tenant shall have no claim against the Landlord by reason of such taking or termination but Tenant may pursue an award for its own loss from the taking authority.

                                   ARTICLE 18
                            ASSIGNMENT AND SUBLETTING

     Tenant shall not sublet the premises in whole or in part and shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein without first obtaining, in writing, the consent of Landlord, which shall not be unreasonably withheld.

                                   ARTICLE 19
                               ACCESS TO PREMISES

     Tenant agrees that Landlord, its agents, employees or servants or any person authorized by Landlord may enter the premises at any reasonable time during business hours for the purpose of inspecting the condition of the same and to make such repairs, additions, improvements, changes or alterations to the premises or the building of which they are a part as Landlord may elect to make, and exhibit the same to prospective purchasers of the building in which the premises are contained so long as Tenant is given reasonable advance notice of such entry, Tenant's quiet enjoyment of the premises and normal conduct of its business are not interrupted, and confidentiality and security of Tenant's business are protected.

                                   ARTICLE 20
                         COST, EXPENSES, ATTORNEY'S FEES

     In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, the Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation; Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

                                   ARTICLE 21
                               DEFAULT OF TENANTS

     It is agreed that (i) if Tenant vacates or abandons the premises or permits the same to remain vacant or unoccupied for a period of sixty (60) days, and no business is conducted or material is stored or rent is paid; or (ii) if the rent or any part thereof shall be unpaid for five (5) days after written notice thereof to Tenant, or (iii) if default shall be made in the prompt and full performance of any covenant, condition or agreement of this Lease to be kept more than sixty (60) days) after written notice to Tenant, specifying such default or breach of performance, or (iv) if any proceedings shall be commenced to declare Tenant bankrupt or insolvent or to obtain relief under any chapter or provision of any bankruptcy or debtor relief law or act to reduce or modify Tenant's debts or obligations or to delay or to extend the payment thereof, or if any assignment of

Tenant's property be made for benefit of creditors, or if a receiver or trustee be appointed for Tenant or Tenant's property or business, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon at its option without further notice or demand of any kind to Tenant or any other person, may have, in addition to all other legal or equitable remedies, the following described remedies:

     (a) Landlord may elect to terminate this Lease and the term created hereby in which event Landlord forthwith may repossess the Premises and Tenant shall pay at once to Landlord as liquidated damages a sum of money equal to the lesser of (i) the Annual Rent plus Tenant's share of real estate taxes and Common Area expenses provided in this Lease to be paid by Tenant to Landlord for the remaining months of the Lease term, or (ii) the amount of Annual Rent and Tenant's share of real estate taxes and Common Area expenses provided in this Lease to be paid by Tenant to Landlord for the next 18 months following the date of Landlord's termination.

     (b) Landlord may elect to terminate Tenant's right of possession without termination of this Lease in which event Tenant agrees to surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord. Upon and after entry into possession without terminating the Lease, Landlord shall be obligated to relet all or any part of the Premises for such rent and upon such terms and to such persons, firm or corporation and for such period or periods as are reasonable to mitigate Tenant damages. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay the rental reserved in this Lease, Tenant agrees to pay to Landlord the deficiency upon demand.

     If Landlord fails to perform any obligations in connection with this Lease and such default is not cured within ninety (90) days after notice from Tenant to Landlord and Tenant is forced to vacate the premises, then Tenant at its option may elect to do any or all of the following:

     (c) terminate this lease and have no further liability to Landlord, if such termination is prior to August 1, 2002; or

     (d) remedy or attempt to remedy such default by any appropriate action and collect reimbursement from Landlord, only by court action and not by offset against the rent, for all costs of Tenant incurred in connection with such default, including Tenant's attorney's fees whether or not action is formally undertaken.

                                   ARTICLE 22
                              SURRENDER OF PREMISES

     Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, agrees peaceably to surrender to Landlord the premises, including the alterations, additions, improvements, changes and fixtures other than Tenant's movable trade fixtures, in broom-clean condition and in good repair, except for acts of God and ordinary use and wear and damage by fire; provided, however, that Tenant's alterations, additions and improvements to the Premises shall be removed at Tenant's expense upon written request by Landlord.

                                   ARTICLE 23
                         UNPERFORMED COVENANTS OF TENANT

     In the event Tenant shall fail to comply with and perform any of the covenants, conditions or agreements herein contained on Tenant's part to be performed after notice and the opportunity to cure as provided in this Lease, Landlord shall have the right (but not be obligated) to perform any such covenants, conditions or agreements, and Tenant agrees to pay to the Landlord on demand, as additional rent hereunder, a sum equal to the amount reasonably expended by Landlord in the performance of such covenants, conditions or agreements.

                                   ARTICLE 24
                                  MISCELLANEOUS

     (a) Notices: Notices and demands required or permitted to be given hereunder may be given by personal delivery to either party or any officer or other representative of the party to be notified, or may be sent by certified mail addressed, postage prepaid, if to Landlord, to it at the address at which the last rental payment was made or required to be made, and if to Tenant, addressed to Tenant at the premises, or such other address as was last specified respectively in writing by one party to the other. Notices and demands shall be deemed to have been given when mailed or if made by personal delivery, then upon such delivery.

     (b) Remedies: All rights and remedies of Landlord and Tenant herein created or otherwise existing at law are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Landlord and Tenant, respectively, deem desirable.

     (c) Successors and Assigns: All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and insure to the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     (d) Liability: If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are by virtue of statute or general law, subject to personal liability, the liability of each such member shall be deemed to be joint and several. Only Tenant's corporate signature shall be required on this Lease.

     (e) Representations: It is understood and agreed by Tenant that Landlord and Landlord's agents have made no representations or promises with respect to the premises or the making or entry into this Lease except as in this Lease expressly set forth and that no claim or liability, or cause for termination shall be asserted by Tenant against Landlord for, and landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease.

     (f) Waiver: The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions and Agreements of this Lease shall not be deemed a waiver of any of Landlord's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Tenant in any of the covenants, conditions and agreements of this Lease.

     (g) Hold Over: Tenant shall pay to Landlord, as liquidated damages, the same amount of rent specified in Exhibit "B", as a month-to-month Tenant for the time Tenant retains possession of the premises or any part thereof after termination of the Lease by lapse of time or otherwise; or, if and only if Landlord serves written notice upon Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for one (1) year.
Landlord's acceptance of any rent after holding over begins does not renew this Lease. This provision does not waive Landlord's rights to re-entry or any other right hereunder.

     (h) Interpretation: The time of the performance of all the covenants, conditions and agreements of this Lease is of the essence of this Agreement. Nothing herein shall be construed so as to constitute a joint venture or partnership between Landlord and Tenant. The captions of the several articles, contained herein are for convenience only and do not define, limit, describe or construe the contents of such articles. No amendments or modifications of or supplements to this Lease, shall be effective unless in writing and executed by Landlord and Tenant. If any provision of this Lease is held to be invalid, such invalid provision shall be deemed to be severable from and shall not effect the validity of the remainder of this Lease.

     (i) Bankruptcy: The bankruptcy of Landlord (whether voluntary or involuntary) shall not affect the rights of Tenant in and to the Premises pursuant to this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year above written.


LANDLORD:

LAWIN ENTERPRISES, LLC



By /s/ Timothy Lawin
  -----------------------




TENANT:

ADVANCED UROSCIENCE, INC.



By /s/ Thomas Jaeger
  -----------------------

                                    EXHIBIT A


                             DESCRIPTION OF PREMISES

                                 (See attached)

                                    EXHIBIT B



                                   ANNUAL RENT


     Area             Cost per Sq. Ft.    Square Feet         Total
     ----------------------------------------------------------------

     Office            $4.30 sq. ft.         5,250         $22,575.00
     Warehouse         $4.30 sq. ft.           300         $ 1,290.00
     Production        $5.40 sq. ft.         1,800         $ 9,720.00
     Common Area       $7.00 sq. ft.           300         $ 2,100.00
                                             -----         ----------
                          TOTAL              7,650         $35,685.00

Pro Rata Share of Real Estate Taxes (approximately 14%)
(estimated at $2.50 sq. ft. for 1998)

Pro Rata Share of Common Area Maintenance Expense (approximately 14%) (estimated at $1.00 sq. ft. for 1997)


     Each Company/Tenant in the building will be responsible for the cleaning, repairs and maintenance services of its entire rented space.

     Rent will increase according to schedule below:

                    Year 2         2.5%
                    Year 3         3.0%
                    Year 4         3.5%
                    Year 5         4.0%

                                   EXHIBIT A-1






                              DIAGRAM OF FLOOR PLAN

                                   EXHIBIT A-2






                              DIAGRAM OF FLOOR PLAN